Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 26, 2023 with respect to our audits of the financial statements of MamaMancini’s Holdings, Inc. as of January 31, 2023 and 2022, and for the years then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Rosenberg Rich Baker Berman, P.A.
Somerset, New Jersey
October 27, 2023